SUBSIDIARIES OF THE REGISTRANT                  EXHIBIT 21
  ------------------------------                  ----------

       The  following  is  a  list  of the  subsidiaries  of
  Fairfield Communities, Inc. Each subsidiary, some of which are inactive, is wholly owned by Fairfield or by a wholly owned subsidiary of Fairfield, unless otherwise indicated.


                                              State of
       Subsidiary                           Incorporation
       ----------                           -------------
  Fairfield Bay, Inc.                         Arkansas
  Shirley Realty Company                      Arkansas
  Fairfield Flagstaff Realty, Inc.            Arizona
  Fairfield Glade, Inc.                       Tennessee
  Fairfield Mortgage Corporation              Arkansas
  Fairfield Mortgage Acceptance Corporation   Delaware
  Fairfield Mountains, Inc.                   North Carolina
  Mountains Utility Company                   North Carolina
  Fairfield Homes Construction Company        Florida
  Northeast Craven Utility Company            North Carolina
  Fairfield Sapphire Valley, Inc.             North Carolina
  Jackson Utility Company                     North Carolina
  Intermont Properties, Inc.                  Delaware
  Fairfield Properties, Inc.                  Arizona
  Fairfield Equities, Inc.                    Delaware
  Fairfield Acceptance Corporation            Delaware
    Fairfield Capital Corporation             Delaware
    Fairfield Funding Corporation             Delaware
  Fairfield Pagosa Realty, Inc.               Colorado
  Fairfield Fort George, Inc.                 Florida
    Fort George Country Club, Inc.            Florida
  Caribbean Real Property Company, Inc.       Florida
  The Florida Companies                       Florida
  Imperial Life Insurance Company             Arkansas
  Rock Island Land Corporation                Florida
  Fairfield Management Services, Inc.         Florida
  Suntree Development Company                 Florida
    St. Andrews Club Management Corporation   Florida
    St. Andrews Realty, Inc.                  Florida
  Commercial Land Equity Corporation          Florida
  TFC Realty of Indiana, Inc.                 Florida
  Fairfield Virgin Islands, Inc.              Delaware
    Davis Beach Co.
   (a limited partnership; 50% interest)
  Fairfield Myrtle Beach, Inc.                Delaware
  Ventura Management, Inc.                    Delaware